Exhibit 10.1

FORM OF NOTICE OF EXTENSION OF OUTSIDE DATE AND CONSENT TO DEFERRED CLOSING

Date: September 29, 2026

To:

Reference is made to that certain Stock Purchase Agreement, dated September 8, 2026 (the “Agreement”), by and between Indaptus Therapeutics, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature page(s) thereto (each, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement. The Company and the undersigned Purchaser hereby agree, solely as between the Company and such Purchaser, as follows:

1. Extension of Outside Date. Notwithstanding anything to the contrary in Section 3.1 of the Agreement, the Outside Date applicable to the undersigned Purchaser shall be extended from September 29, 2026 to October 16, 2026 (the “Extended Outside Date”). All references in the Agreement to the “Outside Date,” solely with respect to the undersigned Purchaser, shall be deemed to refer to the Extended Outside Date.

2. Deferred and Coordinated Closing. Notwithstanding anything to the contrary in Sections 3.1 or 3.2 of the Agreement, the Closing with respect to the undersigned Purchaser may be deferred until the Company has received the Subscription Amounts from the Purchasers participating in the coordinated Closing and the applicable conditions set forth in Section 7 of the Agreement have been satisfied or waived in accordance with the terms thereof. The Closing with respect to the undersigned Purchaser shall take place on such date and at such time as may be designated by the Company by written notice to the undersigned Purchaser, but in any event not later than the Extended Outside Date, unless otherwise agreed in writing by the Company and the undersigned Purchaser.

3. Previously Delivered Subscription Amounts. If all or any portion of the Subscription Amount of the undersigned Purchaser has been received by the Company prior to the Closing, the undersigned Purchaser hereby consents to the Company retaining such amount pending the Closing and agrees that the Company shall not be obligated to issue or deliver the Shares to be purchased by such Purchaser until the Closing. Such deferral, solely to the extent contemplated hereby, shall not constitute a breach or default by the Company under the Agreement.

4. Funding Deadline and Termination Rights. Notwithstanding anything to the contrary in Section 3.2 of the Agreement, the deadline for the Company to receive the entire Subscription Amount from the undersigned Purchaser shall be extended to the Extended Outside Date, and the Company shall not exercise its termination right under Section 3.2 solely as a result of the failure of such Purchaser to deliver its entire Subscription Amount on or before September 29, 2026. For purposes of Section 3.1 of the Agreement, the sixty (60) day period following the Outside Date shall commence following the Extended Outside Date.

5. No Default; Continuing Effect. The failure to consummate the Closing with respect to the undersigned Purchaser on or before September 29, 2026 shall not, solely as a result of the extension contemplated hereby, constitute a breach or default under the Agreement. Except as expressly modified hereby with respect to the undersigned Purchaser, the Agreement shall remain unchanged and in full force and effect. In the event of any conflict between the terms of this Notice and Consent and the Agreement, the terms of this Notice and Consent shall control solely with respect to the undersigned Purchaser.

6. No Other Amendments. Unless expressly amended by this Notice and Consent , the terms and provisions of the Agreement shall remain in full force and effect.

7. Conflicting Terms. Wherever the terms and conditions of this Notice and Consent and the terms and conditions of the Agreement are in conflict, the terms of this Notice and Consent shall be deemed to supersede the conflicting terms of the Agreement.

8. Governing Law. This Notice and Consent shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York without regard to the choice of law principles thereof.

This Notice and Consent constitutes a written amendment and consent with respect to the undersigned Purchaser and may be executed in counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

[Signatures on Following Page]

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Notice of Extension of Outside Date and Consent to Deferred Closing as of the date first above written.

INDAPTUS THERAPEUTICS, INC.

By:
Name:
Title:

By:
Name:
Title:
Date: